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                                                                  EXHIBIT 21

                    BURLINGTON NORTHERN SANTA FE CORPORATION
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Santa Fe Pacific Corporation (DE)                                       100%

BNSF Acquisition, Inc. (DE)                                             100%


                  SUBSIDIARIES OF SANTA FE PACIFIC CORPORATION


BN Leasing Corporation (DE)                                             100%

Burlington Northern International Services, Inc. (DE)                   100%
      Burlington Northern - Mexico Inc. (DE)                            100%

The Burlington Northern and Santa Fe Railway Company (DE)               100%
      Alameda Belt Line (CA)                                             50%
      Aubrey Water Company (DE)                                         100%
      The Belt Railway Company of Chicago (IL)                         16.6%
      Burlington Northern Dock Corporation (DE)                         100%
      Burlington Northern (Manitoba) Limited (Manitoba)                 100%
      Burlington Northern Railroad Holdings, Inc. (DE)                  100%
      Burlington Northern Worldwide, Inc. (DE)                          100%
      Camas Prairie Railroad Company (OR)                                50%
      Central California Traction Company (CA)                         33.3%
      The Dodge City and Cimarron Valley Railway Company (KS)           100%
      Electro Northern, Inc. (DE)                                       100%
      The Gulf and Inter-State Railway Company of Texas (TX)            100%
      Houston Belt & Terminal Railway Company (TX)                       49%
      Iowa Transfer Railway Company (IA)                                 25%
      Kansas City Terminal Railway Company (MO)                          25%
      Longview Switching Company (WA)                                    50%
      Metrovias S.A. (Argentina)                                       16.6%
      Los Angeles Junction Railway Company (CA)                         100%
      M T Properties, Inc. (MN)                                        37.8%
      Northern Radio Limited (British Columbia)                         100%
      The Oakland Terminal Railway (CA)                                  50%
      Oklahoma City Junction Railway Company (OK)                       100%
      Paducah & Illinois Railroad Company (KY)                         33.3%
      Portland Terminal Railroad Company (OR)                            40%
      Rio Grande, El Paso and Santa Fe Railroad Company (TX)            100%
      Santa Fe Forwarding Company (DE)                                  100%
      Santa Fe Rail Equipment Company (DE)                              100%
      Santa Fe Receivables Corporation (DE)                             100%
      Santa Fe Terminal Services, Inc. (DE)                             100%
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The Burlington Northern and Santa Fe Railway Company (DE) (continued)
      Star Lake Railroad Company (DE)                                   100%
      St. Joseph Terminal Railroad Company (MO)                          50%
      Sunset Railway Company (CA)                                        50%
      Terminal Railroad Association of St. Louis (MO)                  14.3%
      Texas City Terminal Railway Company (TX)                         33.3%
      Trenes de Buenos Aires S.A. (Argentina)                          16.6%
      TTX Company (DE)                                                   17%
      Western Fruit Express Company (DE)                                100%
      The Wichita Union Terminal Railway Company (KS)                  66.6%
      Winona Bridge Railway Company (MN)                                100%


Burlington Northern Relocation Services Inc. (TX)                       100%

Constellation 130, Inc. (CA)                                            100%

INB Corp. (NV)                                                          100%

Limited Partnership Management, Inc. (DE)                               100%

M-R Holdings Acquisition Company (DE)                                   100%

Midwest/Northwest Properties Inc. (DE)                                  100%

Pine Canyon Land Company (DE)                                           100%

Santa Fe Pacific Insurance Company  (VT)                                100%

Santa Fe Pacific Railroad Company (Act of Congress)                     100%

SFP Pipeline Holdings, Inc. (DE)                                        100%
      Santa Fe Pacific Pipelines, Inc. (DE)                             100%

Sunset Communications Company (DE)                                      100%

Walker-Kurth Lumber Company (TX)                                        100%

The Zia Company (DE)                                                    100%



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